EXHIBIT 5.1

                        OPINION OF LATHAM & WATKINS LLP

                              Latham & Watkins LLP
                       505 Montgomery Street, Suite 1900
                      San Francisco, California 94111-2562


August 27, 2004

Tegal Corporation
2201 South McDowell Blvd.
Petaluma, California  94954

              Re:    Registration Statement on Form S-3
                     2,385,632 shares of Common Stock, par value $0.01 per share

Ladies and Gentlemen:

      In connection with the registration by Tegal Corporation, a Delaware corporation (the "Company"), of the resale of 1,410,632 shares of common stock (the "Shares"), par value $ 0.01 per share, and 975,000 shares of common stock (the "Warrant Shares") issuable upon the exercise of warrants to purchase common stock by the Company (the "Warrants"), under the Securities Act of 1933, as amended, on Form S-3 filed with the Securities and Exchange Commission on August 27, 2004, (the "Registration Statement"), you have requested our opinion set forth below.

      In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares and Warrant Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

      We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

      Subject to the  foregoing,  it is our opinion  that as of the date hereof,
(1) the Shares have been duly authorized by all necessary corporate action of the Company, have been validly issued and are fully paid and nonassessable and
(2) the Warrant Shares have been duly authorized by all necessary corporate action of the Company and upon issuance, delivery and payment therefor in accordance with and in the manner contemplated by the terms of the Warrants and the Registration Statement, will be validly issued, fully paid and nonassessable.

      We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" in the prospectus included in the Registration Statement.

                                            Very truly yours,



                                            /s/ Latham & Watkins LLP
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